Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 13, 2014, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the preparation of the combined financial statements and certain operating expense allocations from Vornado Realty Trust)  relating to the combined financial statements of UE Businesses, formerly Vornado SpinCo Businesses, appearing in the Registration Statement on Form 10-12B (File No. 001-36523) of Urban Edge Properties filed on December 11, 2014.

/s/ DELOITTE & TOUCHE LLP

New York, NY

February 17, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 26, 2014, relating to the balance sheet of Urban Edge Properties, formerly Vornado SpinCo, appearing in Registration Statement on Form 10-12B (File No. 001-36523) of Urban Edge Properties filed on December 11, 2014.

/s/ DELOITTE & TOUCHE LLP

New York, NY

February 17, 2015